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                                                                    Exhibit 11.1

                           ML MACADAMIA ORCHARDS, L.P.
             COMPUTATION OF NET INCOME PER CLASS A UNIT (UNAUDITED)
                      (in thousands, except per unit data)

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                                                              THREE MONTHS                           NINE MONTHS
                                                           ENDED SEPTEMBER 30,                   ENDED SEPTEMBER 30,
                                                     --------------------------------      ---------------------------------
                                                         1999              1998                 1999              1998
                                                     --------------    --------------      ---------------    --------------
Net income (loss)                                 $            467   $           329     $          1,024   $          (229)

Class A Unitholders
  (ownership percentage)                              x      99%        x      99%          x      99%         x      99%
                                                     --------------    --------------      ---------------    --------------

Net income (loss) allocable
  to Class A Unitholders                          $            462   $           326     $          1,014   $          (226)
                                                     --------------    --------------      ---------------    --------------
                                                     --------------    --------------      ---------------    --------------

Class A Units outstanding                                    7,500             7,500                7,500             7,500
                                                     --------------    --------------      ---------------    --------------
                                                     --------------    --------------      ---------------    --------------
Net income (loss)
  per Class A Unit                                $           0.06   $          0.04     $           0.14   $         (0.03)
                                                     --------------    --------------      ---------------    --------------
                                                     --------------    --------------      ---------------    --------------
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